Exhibit 10.5









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             CLAIMS MANAGEMENT SYSTEM AND SUPPORT SERVICES AGREEMENT

                  AND FIRST AMENDMENT TO CLAIMS ADMINISTRATION
                               SERVICES AGREEMENT

                                  by and among

                        INSPIRE CLAIMS MANAGEMENT, INC.,

                        INSPIRE INSURANCE SOLUTIONS, INC.

                                       and

                        ARROWHEAD CLAIMS MANAGEMENT, INC.



                           Dated as of January _, 2002

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                 This Agreement is subject to arbitration under
                    the rules and regulations of the American
                       Arbitration Association as provided
                              in Article X hereof.


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                          CLAIMS MANAGEMENT SYSTEM AND
                           SUPPORT SERVICES AGREEMENT
                          AND FIRST AMENDMENT TO CLAIMS
                        ADMINISTRATION SERVICES AGREEMENT

         THIS CLAIMS MANAGEMENT SYSTEM AND SUPPORT SERVICES AGREEMENT and FIRST AMENDMENT TO CLAIMS ADMINISTRATION SERVICES AGREEMENT, dated as of January __, 2002 (the "Signing Date"), is by and among INSpire Claims Management, Inc., a Delaware corporation ("INSpire Claims"), INSpire Insurance Solutions, Inc., a Texas corporation ("INSpire Insurance"), and Arrowhead Claims Management, Inc. a California corporation ("Customer" or "ACM"). INSpire Insurance and Customer are sometimes collectively referred to as the "Parties," and individually referred to as a "Party." This Claims Management System and Support Services Agreement and First Amendment to Claims Administration Services Agreement, together with the Schedules referenced herein are referred to as this "Agreement."

                                    RECITALS

         A. INSpire Claims currently provides certain claims administration services to Customer pursuant to that certain Claims Administration Services Agreement, dated as of December 1, 1998 by and between INSpire Claims and Arrowhead General Insurance Agency, Inc. ("AGIA"), which was assigned to Customer (the "Claims Administration Agreement"). Pursuant to the Claims Administration Agreement, INSpire Claims provides claims administration services to Customer for personal automobile, commercial automobile, homeowners, mobile home, motorcycle, personal watercraft and business owners' protection ("BOP") claims.

         B. INSpire Claims and Customer desire to amend the Claims Administration Agreement to remove the personal auto claims servicing business from the Claims Administration Agreement, subject to the terms and conditions set forth in this Agreement.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                               FRAMEWORK; PURPOSE

         Section 1.1 Purpose; Amendment. The purpose of this Agreement is to set forth the terms and conditions by which INSpire Claims will transfer the personal auto claims files back to the Customer and under which INSpire Insurance will provide certain services for Customer. INSpire Claims will transfer to Customer and Customer will assume all of the personal auto claim

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files  currently  handled by  INSpire  Claims  under the  Claims  Administration
Agreement, effective January 14, 2002, and will process current and future personal auto claims. This Agreement shall amend the Claims Administration Agreement only with respect to personal auto claims processing business pursuant to the terms and conditions of this Agreement. This Agreement supercedes and wholly replaces all terms, covenants and provisions of the Claims Administration Agreement with respect to personal auto claims processing business. Except as expressly amended herein, for commercial automobile, homeowners, mobile home, motorcycle, personal watercraft and BOP claims processing, all terms, covenants and provisions of the Claims Administration Agreement are and shall remain in full force and effect.

         Section 1.2 Waiver Regarding Employees. INSpire Claims hereby waives the restriction in Section 5.3 of the Claims Administration Agreement which prohibits Customer from hiring INSpire Claims employees.

         Section 1.3       Mutual Release.

                  (a) Mutual Release. Solely with respect to the waived claims described in Section 9.1(b) below, and specifically excluding any obligations created under this Agreement, each Party and INSpire Claims hereby presently, generally, fully, finally and forever, irrevocably releases, acquits and discharges the other Party and INSpire Claims, and their past, present, and future officers, directors, agents, servants, employees, shareholders, partners, joint venturers, attorneys and all other persons associated with the other Party and INSpire Claims, from any and all claims, liabilities, demands, actions, causes of action and/or lawsuits, of whatsoever kind and character, known and unknown, specifically including claims for attorneys' fees, that have or may have arisen or accrued on or before January 14, 2002 relating to or arising from such waived claims.

                  (b) Notwithstanding the foregoing, nothing contained herein shall give rise to liability on the part of INSpire Insurance, INSpire Claims or Customer, or shall release, waive or impair any release afforded to INSpire Insurance, INSpire Claims or Customer or resurrect any claim settled by INSpire Insurance, INSpire Claims or Customer, arising out of Clarendon National Insurance Company v. Nora Sauceda, Louis Sauceda, David Garcia, Arrowhead Claims Management, Inc., et. al or any claims that were alleged or could have been alleged against INSpire Insurance, INSpire Claims or Customer based upon any facts pertaining to the handling of any claim involved in such matter.

                                   ARTICLE II
                              SERVICES; TERM; FEES

         Section 2.1 Services. During the Term (as defined below), Customer will engage INSpire Insurance to exclusively provide the services set forth on
Schedule 2.1 (the "Services") for Customer's existing personal automobile business; provided however, that Customer may elect to obtain the same or similar services from a provider other than INSpire Insurance, so long as Customer pays the Service Fee (as defined in Section 2.4(b)) to INSpire Insurance for the Term of the Agreement. INSpire Insurance will provide the Services to Customer, each upon the terms and conditions set forth in this Agreement. If the San Diego facility, described on Schedule 2.6, is no longer

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available to Customer due to an expiration or termination of the master lease or the sublease for that property, INSpire Insurance will bear the expense of continuing to provide the Services to Customer at a new location, including but not limited to, installation of telephone lines, computer lines, systems and work space.

         Section 2.2 Exclusivity of Services. During the Term, INSpire Insurance will be the sole and exclusive provider to Customer of the Services for Customer's existing personal automobile business, except with respect to workspace as described on Schedule 2.1 and the facilities described on Schedule
2.6. Customer acknowledges that during the Term (i) INSpire Insurance will have the exclusive right to provide the Services to Customer's existing personal automobile business, (ii) except as is allowed in Section 2.1, Customer will not use or engage any other person or entity to render the Services for Customer's existing personal automobile business and (iii) INSpire Insurance will have no restrictions on its right to market to, and perform services for, the property and casualty insurance industry which are similar to the Services provided pursuant to this Agreement. If, in the sole and absolute discretion of Customer, INSpire Insurance is meeting the Services Levels and providing the Services in an acceptable manner to Customer, then INSpire Insurance (a) shall receive notice from Customer of the opportunity of future business and (b) shall have the opportunity to provide a bid to Customer to provide the Services for the future business, acceptance or rejection of which is in the sole and absolute discretion of Customer.

          Section 2.3 Term. The term during which INSpire Insurance will provide the Services to Customer will commence on January 14, 2002 (the "Transfer Date") and will expire on November 30, 2008 (the "Expiration Date") unless extended or terminated pursuant to the terms of this Agreement (the "Term").

          Section 2.4      Service Fees and Related Expense.

                  (a) Transfer Fee. Customer will pay to INSpire Insurance a fee equal to $75,000 (the "Transfer Fee") due on the date of the transfer of the claims files.

                  (b) Service Fee. INSpire Insurance will provide to Customer comprehensive services as defined herein for a fee (the "Service Fee") of 1.1% of personal automobile earned premium, defined as that premium on which Customer adjusts personal automobile claims either today or in the future using the INSpire Insurance claims management systems (the "Personal Automobile Earned Premium"), subject to a minimum fee as follows. The minimum fee during the first calendar quarter of this Agreement shall be 1.1% of $20,000,000, pro-rated from January 14, 2002 (pro-rated, the minimum fee for January is $42,580.64 and the minimum fee for February and March is $73,333.33 for each such month). The minimum fee for each quarter thereafter shall be the greater of (i) 1.1% of the Personal Automobile Earned Premium for the quarter or (ii) 1.1% of 80% of the Personal Automobile Earned Premium for the prior quarter. For example, if the first quarter Personal Automobile Earned Premium is $15,000,000, the minimum fee in the second quarter is the greater of 1.1% of Personal Automobile Earned Premium or 1.1% of 80% of $15,000,000 (that is, 1.1% of $12,000,000). The
Service Fees will be due and payable on the 30th day of the month following the month in which the Services were performed. At the beginning of each quarter,

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Customer will provide INSpire  Insurance an estimate of monthly written premiums for the following twelve months. The forecast of written premiums for the first twelve month period is attached hereto as Schedule 2.4(b).

                  (c) Unanticipated and Increased Service Level Changes. Each Party agrees to negotiate in good faith for an adjustment to the Service Fees in the event of any statutory, regulatory or judicial changes that require additional activities not then provided for pursuant to this Agreement. Further, each Party agrees to negotiate in good faith for an adjustment to the Service Fees in the event the Service Levels, as defined in Section 5.2, or Services are changed.

         Section 2.5 Fee Upon Sale of Customer's Auto Claims Business. For a period of four years from the date of this Agreement, Customer will pay to INSpire Insurance 50% of the net proceeds from the sale of the existing personal automobile claims servicing business or any of the primary functions being transferred to Customer by INSpire Claims. Net proceeds shall be the proceeds from the sale less the customary third party closing costs of selling the business, including broker's fees. Such fee shall be due and payable upon receipt by Customer of the purchase price. As an example, if Customer sells said auto claims business for $1,000, then INSpire Insurance will receive $500 from Customer at the time of Customer's receipt of the proceeds of sale. If Customer completes the sale of the auto claims servicing business then Customer may terminate this Agreement upon one days' notice after receipt by INSpire Insurance of 50% of the proceeds from the sale.

         Section 2.6 Facilities. INSpire Insurance will lease facilities to Customer as set forth on Schedule 2.6. These leased facilities will be governed by a separate lease agreement for each facility, attached hereto.

         Section 2.7 Third Party Contracts. Customer will assume the third party contracts set forth on Schedule 2.7, as of January 14, 2002. INSpire Insurance will be obligated for all expenses and fees in connection with those third party contracts prior to January 14, 2002, and shall indemnify and reimburse Customer for any and all costs incurred by Customer or asserted against Customer arising prior to January 14, 2002. Customer will be obligated for all expenses and fees in connection with those third party contracts beginning January 14, 2002, and shall indemnify and reimburse INSpire Insurance for any and all costs incurred by INSpire Insurance or asserted against INSpire Insurance from and after January 14, 2002.

                                   ARTICLE III
                    REPRESENTATION AND WARRANTIES OF CUSTOMER

          Customer represents and warrants that the statements contained in this Article are correct and complete.

          Section 3.1 Corporate Status Qualification. Customer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Customer. Customer is duly qualified and in good standing as a foreign entity under the laws of each jurisdiction where qualification is required, except where the lack of such qualification would not have a material adverse effect.

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          Section 3.2 Corporate Power and Authority.  Customer has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Customer has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

          Section 3.3 Enforceability. This Agreement has been duly executed and delivered by Customer and constitutes a legal, valid and binding obligation of Customer enforceable against it in accordance with the terms of this Agreement, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF INSPIRE INSURANCE

          INSpire   Insurance   represents  and  warrants  that  the  statements
contained in this Article are correct and complete.

          Section 4.1 Corporate Status; Qualification. INSpire Claims is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. INSpire Insurance is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of INSpire Claims or INSpire Insurance. INSpire Claims and INSpire Insurance are each duly qualified and in good standing as a foreign entity under the laws of each jurisdiction where qualification is required, except where the lack of such qualification would not have a material adverse effect.

          Section 4.2 Corporate Power and Authority. Each of INSpire Claims and INSpire Insurance has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of INSpire Claims and INSpire Insurance has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         Section 4.3 Enforceability. This Agreement has been duly executed and delivered by INSpire Claims and INSpire Insurance and constitutes a legal, valid and binding obligation of INSpire Claims and INSpire Insurance enforceable against it in accordance with the terms of this Agreement, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.



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                                    ARTICLE V
                             PERFORMANCE OF SERVICES

         Section 5.1 Designated Representative. Each Party will appoint an individual (a "Designated Representative") who will (a) oversee and manage the performance of its obligations under this Agreement, (b) serve as its primary managerial point of contact with the other Party and (c) be authorized to act for it and on its behalf with respect to all matters relating to this Agreement.

         Section 5.2 Establishment of Service Levels. Each Party agrees to the service levels set forth on Schedule 5.2 (the "Service Levels").

         Section 5.3       Evaluation and Review Process

                  (a) Delivery of Service Level Report. The Designated Representatives will develop a mutually agreed upon format for a monthly report that compares INSpire Insurance's actual performance against the Service Levels (the "Monthly Service Report"). During the Term, INSpire Insurance will provide Customer with the Monthly Service Report within 30 days after the end of each calendar month.

                  (b) Review of Service Level Achieved. The Designated Representatives will meet on a monthly basis after the delivery of the Monthly Service Report to review INSpire Insurance's performance hereunder and will meet at such other times as may be reasonably requested by either Designated Representative to discuss any related matters. The senior executives of each Party to whom such Designated Representatives report will meet on a periodic basis to review the relationship between the Parties and to discuss ways to improve the relationship.

          Section 5.4      Ownership of Property.

                  (a) Customer's Property. Customer will own all right, title and interest in and to the content of the policy, claim, accounting and agent files and computer images and storage discs products created or developed in connection with, as a result of or incident to the performance of the Services.

                  (b) INSpire Insurance's Property. Subject to the foregoing, INSpire Insurance will own all right, title and interest in and to any and all tools, techniques, processes, procedures, inventions, software, patents, know how, trade secrets and other copyrights that it already has or that are first discovered, created or developed by INSpire Insurance in connection with, as a result of or incident to the performance of the Services.

         Section 5.5 Customer's Performance Obligations and Acknowledgements. INSpire Insurance's performance of the Services require the support and cooperation of Customer. As such, Customer agrees and acknowledges as follows:
Customer will provide, in a timely manner and in a format reasonably acceptable to INSpire Insurance, the data and materials necessary for INSpire Insurance to perform the Services, including Customer's banking institution account

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information,   corporate  and  subsidiary  logos  (if  applicable),   style  and
specifications of printed documents such as insurance policies.

                                   ARTICLE VI
                                 CONFIDENTIALITY

          Section 6.1 Definitions. For purposes of this Article the following definitions will apply:

                  (a) "Arrowhead Group" means Customer, Arrowhead Management Company, AGIA and their respective affiliates, parent corporations, or subsidiaries, agents, directors, officers, employees, accountants, attorneys and advisors.

                  (b) "INSpire Group" means INSpire Insurance, INSpire Claims, and their affiliates, any parent corporation or subsidiaries, agents, directors, officers, employees, attorneys and advisors.

                  (c) "Confidential Information" means any information, oral or written, whether prepared by the Disclosing Party, its Representatives or otherwise, which is furnished to the Receiving Party or on behalf of the
Disclosing Party after the date of this Agreement relating to the Services contemplated by this Agreement. Such information includes, but is not limited to, financial information, trade secrets, processes, inventory, formulas, prices, markets, employee lists, salaries, reports, computer files, maps, drawings, specifications, title reports, customer information and lists, vendor sources, development and marketing plans, statistical data, forecasts, marketing strategies, or other commercial, technical, strategic or human resources information. The term "Confidential Information" does not include: (a) information which is or becomes generally available to the public other than as a result of any unauthorized disclosure or any wrongful acts of the Receiving Party; (b) information which is independently developed by the Receiving Party without the use of Confidential Information from the Disclosing Party; (c) information which is rightfully received from a third party whose disclosure would not violate any confidentiality obligation or breach of any agreement; or
(d) information which is approved for release by the Disclosing Party in writing signed by the Disclosing Party specifying the information to be released.

                  (d) "Disclosing Party" means Arrowhead Group or INSpire Group, as the case may be, with respect to any Confidential Information provided by such party to the other party.

                  (e) "Receiving Party" means Arrowhead Group or INSpire Group, as the case may be, with respect to any Confidential Information received by such party from the other party.

                  (f) "Representative" means any employee, agent, attorney, accountant, financial advisor or other person acting on behalf of a party in connection with this Agreement.

          Section 6.2      Nondisclosure.  The Parties hereby agree as follows:

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                  (a) Use of Information.  All Confidential  Information will be used solely for the purpose of performing the Services. In no event will Confidential Information be used by any party or person receiving Confidential Information for business or competitive purposes.

                  (b) Confidentiality. All Confidential Information will be kept strictly confidential by the Receiving Party and the Receiving Party will restrict disclosure of Confidential Information to only those employees, agents and advisors of the Receiving Party who have a need to know such information for the purpose of performing the Services.

                  (c) Disclosure to Representatives. Representatives of the Receiving Party shall be informed by the Receiving Party of the confidential nature of such information and the covenant of confidentiality by the Receiving Party hereunder, and they shall be directed by the Receiving Party to treat such information confidentially. Before any disclosure or dissemination of any Confidential Information subject to this Agreement is made to any person, other than an officer or director of the Receiving Party or its counsel or independent accountant, the Receiving Party shall provide the person to whom such disclosure is made with a copy of this Agreement.

          Section 6.3 Required Disclosure. In the event the Receiving Party or its Representatives are requested or required in a judicial, administrative or governmental proceeding to disclose any Confidential Information, the Receiving Party shall cooperate with the Disclosing Party and provide it with prompt notice of any such request so that the Disclosing Party may seek an appropriate protective order and/or waive the Receiving Party's compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party or its Representatives are nonetheless, in the opinion of the Receiving Party's attorneys, legally required to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other penalty, the Receiving Party may disclose such information to such tribunal without liability hereunder, provided that the Receiving Party complies with the notice provisions of this paragraph.

          Section 6.4 Return of Confidential Information. Upon the expiration or termination of this Agreement, the Receiving Party shall promptly, and in any event upon request by the Disclosing Party, deliver to the Disclosing Party all Confidential Information, including all written and electronically stored copies. Neither the Disclosing Party nor its Representatives will retain any copies, extracts or other reproductions, in whole or in part, of such Confidential Information. At the Disclosing Party's request, all documents, memoranda, notes and other writings prepared by the Receiving Party or its Representatives based on the information in the Confidential Information, or which quote from or summarize any Confidential Information, will be destroyed as soon as reasonably practicable, and such destruction shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party supervising such destruction.

          Section 6.5 Remedies for Breach. The Parties acknowledge that a breach of the covenant of confidentiality contained in this Agreement may result in irreparable and continuing damage to the Disclosing Party for which there will be no adequate remedy at law. In the event of any breach of this Agreement, the Receiving Party agrees that the Disclosing Party shall be entitled to seek and

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obtain specific performance of this Agreement by the Receiving Party, including, upon making the requisite showing that it is entitled thereto, provisional injunctive relief restraining the Receiving Party from committing such breach, in addition to such other and further relief, including monetary damages, as provided by law.

                                   ARTICLE VII
                       TRADE SECRET AND PROPRIETARY RIGHTS

         Section 7.1 No Rights to Software. Notwithstanding INSpire Insurance's use of its proprietary computer software programs in the performance of the Services, neither this Agreement nor the performance of any Services hereunder will be construed as a grant of a license or any other interest in or to INSpire Insurance's computer software programs. Further, this Agreement grants to Customer no right to possess or reproduce, or any other interest in, any of the computer software programs used in the performance of all or any part of the Services or their specifications in any tangible or intangible medium. Customer may not mortgage, hypothecate, sell, assign, pledge, lease, transfer, license or sublicense any computer software programs used in the performance of all or any part of the Services, nor allow any person or entity to transmit, copy or reproduce any such computer software programs. In the event Customer comes into possession of the computer software programs used in the performance of all or any part of the Services, Customer will immediately notify INSpire Insurance and return such computer software programs and all copies of any kind thereof to INSpire Insurance.

         Section 7.2 Nondisclosure. Other than Customer's employees who need access to computer software programs for the performance of their duties, Customer covenants and agrees not to disclose or otherwise make available to any person any computer software programs used in the performance of all or any part of the Services. Customer agrees to take all reasonable steps necessary to obligate each of its employees who is given access to such computer software programs to a level of care sufficient to protect the computer software programs from unauthorized disclosure.

         Section 7.3  Survival. THE OBLIGATION OF PARTIES UNDER THIS ARTICLE AND
ARTICLE VI WILL CONTINUE  AFTER THIS  AGREEMENT EXPIRES OR IS TERMINATED.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.1       Termination of Agreement.   This  Agreement  may  be
terminated prior to the Expiration Date only as follows:

                  (a) by the non-breaching Party upon a material breach of the other Party of its duties or obligations under this Agreement; provided, however, that (i) such breach remains substantially uncured within 30 days after written notice specifying such breach is received by the breaching Party or (ii) with respect to a breach that cannot be reasonably cured within a 30 day period, should the defaulting party fail to proceed within 30 days after written notice

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specifying  the breach to commence  curing the default  and  thereafter  fail to proceed with all reasonable diligence to cure substantially the default;

                  (b) by a Party in the event (i) the other Party makes a general assignment for the benefit of creditors (pursuant to a bankruptcy filing or reorganization), (ii) the other Party files a voluntary petition in bankruptcy or petitions for reorganization or similar arrangement under the bankruptcy laws, (iii) a petition in bankruptcy is filed against the other Party by a third party and such petition is not dismissed within ninety days of its filing date, or (iv) a receiver or trustee is appointed for all or any part of the property and assets of the other Party;

                  (c) by Customer, upon commission by INSpire Insurance of fraud, criminal conduct or willful violation of an insurance statute or regulation, if said conduct by INSpire Insurance has a material adverse effect on Customer's ability to engage in business. This paragraph does not apply to conduct by INSpire Insurance employees who are not acting at the direction of INSpire Insurance; or

                  (d) by INSpire Insurance, upon ninety (90) days notice to Customer, if the annualized Personal Automobile Earned Premium drops below $40,000,000 in any rolling six-month period, beginning January 1, 2002. If INSpire Insurance cancels the Agreement pursuant to this Section 8.1(d), then Customer may, upon ninety (90) days notice to INSpire Insurance, cancel the lease of the San Diego office described in Schedule 2.6.

         Section 8.2 Procedure Upon Expiration or Termination. Upon expiration or termination of this Agreement:

                  (a) INSpire Insurance will promptly return to Customer any policies, forms or other supplies imprinted with Customer's name, regardless of who incurred the cost for same as well as all files and documents regarding Customer's policies; and

                  (b) INSpire Insurance will provide promptly to Customer, without charge, a tape backup of all data files. Also, for a reasonable fee on a time and material basis, to be determined at that time, INSpire Insurance will provide to Customer, the personnel necessary to amend the records layout and file structures of the data files such that these records and data files can be transferred to a new data base designated by Customer. Such expiration or termination will not in any way limit, restrict or relieve any Party of liability for any breach of this Agreement.

                                   ARTICLE IX
                      REMEDIES AND LIMITATION OF LIABILITY

         Section 9.1       Indemnification of the Parties.

                  (a) Subject to the provisions of Section 9.1(b) below, each Party (the "Indemnitor") will indemnify, defend, and hold harmless the other Party (the "Indemnitee") from and against any arbitration award, claim, cost, damage, demand, expense, fine, liability, lawsuit, obligation, payment or penalty of any kind or nature whatsoever, including any reasonable attorneys' fees and expenses (a "Claim") incurred by the Indemnitee that arises out of or directly relates to the Indemnitor's performance or breach of this Agreement. Upon an Indemnitee's request, the Indemnitor will indemnify the Indemnitee's directors, employees, officers, agents, attorneys, representatives and shareholders to the same extent as such Indemnitee. No such person, however, will be a third party beneficiary of the indemnification provision set forth in this Agreement. To the extent that a Indemnitee requests the Indemnitor to indemnify such party's representatives, the Indemnitee will cause its representatives to comply with the indemnification provisions and abide by the indemnification limitations set forth in this Agreement.

                  (b) Customer hereby waives and releases all existing and potential claims against INSpire Insurance and INSpire Claims, for services rendered by INSpire Claims which were related to or arose from the personal automobile claims business being transitioned back to Customer, except for claims for indemnification arising from INSpire Claims' negligent handling of a claim prior to January 14, 2002. INSpire Insurance and INSpire Claims hereby waive and release all existing and potential claims against Customer which were related to or arose from the personal automobile claims business being transitioned back to Customer, except for claims for indemnification arising from Customer's negligent handling of a claim after January 13, 2002. INSpire Claims will indemnify and defend Customer from liability for negligent handling of a claim prior to January 14, 2002, unless handling of the claim was in compliance with the direction of Customer or the carrier. Customer will indemnify and defend INSpire Claims for Customer's negligent handling of a claim, unless the handling of the claim was in compliance with the direction of the carrier.

          Section 9.2 Notice of Claim. Any award of damages or indemnification pursuant to this Agreement is conditioned upon the Indemnitor having received full and prompt notice in writing of the Claim and the Indemnitee allowing the Indemnitor to fully direct the defense or settlement of such Claim; provided, however, that the failure to receive prompt notice relieves the Indemnitor of its obligations under this Article only if the Indemnitor is materially prejudiced by the failure to receive such notice. The Indemnitor will not be responsible for any settlement or compromise made without its consent.

          Section 9.3 No Consequential Damages. No Party will be liable for any consequential, incidental and punitive damages with respect to any breach of this Agreement.

                                    ARTICLE X
                       ARBITRATION AND EQUITABLE REMEDIES

          Section 10.1 Settlement Meeting. The Parties will attempt in good faith to resolve promptly through negotiations any dispute under this Agreement. If any such dispute should arise, the Parties will meet at least once to attempt to resolve the matter (the "Settlement Meeting"). Any Party may request the other Parties to attend a Settlement Meeting at a mutually agreed time and place within ten days after delivery of a notice of a dispute. The occurrence of a Settlement Meeting with respect to a dispute will be a condition precedent to seeking any arbitration or judicial remedy, provided that if a Party refuses to attend a Settlement Meeting the other Parties may proceed to seek such remedy.

         Section 10.2 Arbitration Proceedings. If the Parties have not resolved a monetary dispute at the Settlement Meeting any Party may submit the matter to arbitration. A panel of three arbitrators will conduct the arbitration proceedings in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Section 1 et seq.) and the Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules"). The decision of a majority of the panel will be the decision of the arbitrators.

                  (a) Arbitration Notice. To submit a monetary dispute to arbitration, a Party will furnish the other Parties and the American Arbitration Association with a notice (the "Arbitration Notice") containing (i) the name and address of such Party, (ii) the nature of the monetary dispute in reasonable detail, (iii) the Party's intent to commence arbitration proceedings under this Agreement, and (iv) the other information required under the Federal Arbitration Act and the Arbitration Rules.

                  (b) Selection of Arbitrators. Within ten days after delivery of the Arbitration Notice, each Party will select one arbitrator from the list of the American Arbitration Association's National Panel of Commercial Arbitrators. Within ten days after the selection of the last of those two arbitrators, those two arbitrators will select the third arbitrator from such list. If the first two arbitrators cannot select a third arbitrator within such ten day period, the American Arbitration Association will select such third arbitrator from the list. Each arbitrator will be an individual not subject to disqualification under Rule No. 19 of the Arbitration Rules with experience in settling complex litigation involving the insurance industry.

                  (c) Arbitration Final. The arbitration of the matters in controversy and the determination of any amount of damages or indemnification will be final and binding upon the Parties to the maximum extent permitted by law, provided that any Party may seek any equitable remedy available under Law as provided in this Agreement. This agreement to arbitrate is irrevocable.

          Section 10.3 Place of Arbitration. Any arbitration proceedings will be conducted at such neutral location outside of the states of California and Texas as the Parties may agree. If a neutral location cannot be agreed upon by the Parties, then the arbitration proceedings will be held in Albuquerque, New Mexico. The arbitrators will hold the' arbitration proceedings within 60 days after the selection of the third arbitrator.

          Section 10.4 Discovery. During the period beginning with the selection of the third arbitrator and ending upon the conclusion of the arbitration proceedings, the arbitrators will have the authority to permit the Parties to conduct such discovery as the arbitrators consider appropriate.

          Section 10.5 Equitable Remedies. Notwithstanding anything else in this Agreement to the contrary, after the Settlement Meeting a Party will be entitled to seek any equitable remedies available under law. Any such equitable remedies will be in addition to any damages or indemnification rights that such Party may assert in an arbitration proceeding.

         Section 10.6 Judgments. Any arbitration award under this Agreement will be final and binding. Any court having jurisdiction may enter judgment on such arbitration award upon application of a Party.

         Section 10.7 Expenses. If any Party commences arbitration proceedings or court proceedings seeking equitable relief with respect to this Agreement, the prevailing Party in such arbitration proceedings or case may receive as part of any award or judgment reimbursement of such Party's reasonable attorneys' fees and expenses to the extent that the arbitrators or court considers appropriate.

         Section 10.8 Cost of the Arbitration. The arbitrators will assess the costs of the arbitration proceedings, including their fees, to the Parties in such proportions as the arbitrators consider reasonable under the circumstances.

         Section 10.9 Exclusivity of Remedies. To the extent permitted by law, the arbitration and judicial remedies set forth in this Article will be the exclusive remedies available to the Parties with respect to any dispute under this Agreement or claim for damages or indemnification under this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11. 1    Amendment.   No amendment  of  this  Agreement will be
effective unless in a writing signed by the Parties.

         Section 11.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement.

         Section 11.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

         Section 11.4 Expenses. Each Party will bear its own expenses with respect to the negotiation and preparation of this Agreement.

         Section 11.5 No Assignment. No Party may assign its benefits or delegate its duties under this Agreement without the prior consent of the other Party; provided, however, that Customer may assign its rights and delegate its duties under this Agreement to an affiliated entity without INSpire Insurance's consent so long as such assignment is effected on or prior to the Signing Date. Any attempted assignment or delegation in violation of the foregoing sentence will be void. Notwithstanding the foregoing, each Party may assign its rights under this Agreement to a purchaser of all the, assets or equity of such Party without the other Party's consent, and any such purchaser and any subsequent purchasers of all of the assets or equity of the Party may similarly assign such rights.

         Section 11.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

         Section 11.7 Notices. All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement will be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, (b) on the next business day following actual transmittal when transmitted by a nationally recognized overnight courier, or (c) on the third business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a Party at its address set forth below (or to such other address to which such Party has notified the other Parties in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications):

                           INSpire               Attn: Chief Executive Officer
                           Insurance:            Arrowhead Claims Management
                                                 300 Burnett Street
                                                 Fort Worth, Texas 76012
                                                 Phone: 817-348-3999
                                                 Fax: 817-348-3787

                           Copy to:              L. Steven Leshin, Esq.
                                                 Jenkens & Gilchrist
                                                 1445 Ross Ave., Suite 3200
                                                 Dallas, TX  75202
                                                 Phone: 214-855-4500
                                                 Fax: 214-855-4300

                           Customer:             Attn: Chief Executive Officer
                                                 501 W. Broadway, Suite 850
                                                 San Diego, California 92101
                                                 Phone: 619-744-5007
                                                 Fax: 619-744-5040

         Section 11.8 Public Announcement. The Parties will work together and agree upon all official communications.

          Section 11.9 Representation by Legal Counsel. Each Party is a sophisticated entity that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

          Section 11.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

          Section 11.11 Successors. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

          Section 11.12 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

          Section 11.13 Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

          Section 11.14 Force Majeure. The Parties will not be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of Services resulting, directly or indirectly, from acts of God, civil or military authority, labor disputes, shortages of suitable materials, labor or transportation or any similar cause beyond the reasonable control of the Parties.

          Section 11.15 Attorney's Fees. In the event of any action, arbitration, claim, proceeding or suit between Customer and INSpire Insurance seeking enforcement of any of the terms and conditions of this Agreement, the prevailing party in such action, arbitration, claim, proceeding or suit will be awarded its reasonable costs and expenses, including its court costs and reasonable attorneys' fees.

          Section 11.16 Relationship of the Parties. The Parties are independent contractors of one another, and there should be no instance in which they should be construed as partners or joint venturers.

         Section 11.17 Drafting. Neither this Agreement nor any provision contained in this Agreement will be interpreted in favor of or against either Party because such Party or its legal counsel drafted this Agreement or such provision. No prior draft of this Agreement or any provision contained in this Agreement will be used when interpreting this Agreement or its provisions.

         Section 11.18 Headings. Article and section headings are used in this Agreement only as a matter of convenience and will not have any effect upon the construction or interpretation of this Agreement.

         Section 11.19 Amendment. This Agreement shall amend the Claims Administration Agreement only with respect to the auto claims processing business pursuant to the terms and conditions of this Agreement, and the following provisions of the Claims Administration Agreement: (a) Section 1.4 - The Implementation Fee in Section 1.4 shall be eliminated; and (b) Schedule 1.4(b) - The minimum Claims Administration Fee of $900,312 is hereby amended to be: for the first quarter of 2002, the greater of (i) 7.15% of homeowners earned premium for the quarter or (ii) 7.15% of 80% of $7,900,000, (that is, $451,880 for the quarter); and for each quarter thereafter, the greater of (i) 7.15% of homeowners earned premium for the quarter or (ii) 7.15% of 80% of the homeowners earned premium for the prior quarter. For example, if the defined earned premium in a quarter is $12,000,000, then the minimum fee in the next quarter is the greater of 7.15% of earned premium or 7.15% of 80% of $12,000,000 (that is, 7.15% of $9,600,000). On a quarterly basis, AGIA will provide INSpire Insurance with an annual homeowners premium forecast, which shall be approved by Customer. The quarterly update will be used by INSpire Insurance to determine required staffing levels. This Agreement supercedes and wholly replaces all terms, covenants and provisions of the Claims Administration Agreement with respect to the auto claims processing business. Except as expressly amended herein, as to commercial automobile, motorcycle, homeowner, mobile home, personal watercraft and BOP claims processing, all terms, covenants and provisions of the Claims Administration Agreement are and shall remain in full force and effect.

         IN WITNESS WHEREOF, the Parties have caused this Agreement and this Amendment to be executed and delivered by a duly authorized officer as of the Signing Date.


INSpire Claims:                     INSPIRE CLAIMS MANAGEMENT, INC.

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________


INSpire Insurance:                  INSPIRE INSURANCE SOLUTIONS, INC.

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

Customer:                           ARROWHEAD CLAIMS MANAGEMENT, INC.

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

                                  Schedule 2.1
                                    Services

         All references in this Schedule 2.1 to INSpire shall mean INSpire Insurance. During the Term, INSpire will provide (i) the hardware, software and IT support services necessary for ACM to handle its auto claims, and (ii) the software, computers, telephones and equipment defined below. This proposal is not for non-technology related services. At a high level, it is comprised of an application system delivered on an ASP (Application Service Provider) basis coupled with services including application support, network, desktop, helpdesk services, and telephone communication services. As part of the Services, the following are included:

------------------------------- ------------------------------------------------
Application                     Delivery INSpire will provide the version of the
                                INSideOut system which ACM currently uses or, in
                                the   future,    a   system   with    equivalent
                                functionality. The application will also include
                                access   to   policy   software   for   coverage
                                verification.
------------------------------- ------------------------------------------------
Application                     Support The  existing  system will be  delivered
                                with current features and functionality. All modifications or enhancements to the existing system would be on a time and materials basis.
                                Ad hoc reporting will be billed on a time and materials basis.

                                INSpire warrants that any systems used to provide claims services, will provide all of the features and functionality of the existing AS 400 and WPC claims management systems. INSpire will provide no other warranty whether expressed or implied.

                                In the event INSpire is unable to comply with the warranty, INSpire agrees to allow technicians designated by and approved by INSpire to have access to the Source Code in order to bring the system into compliance with the warranty. In the event of non-performance by INSpire under this agreement, INSpire will make its claims handling system available to ACM via an escrow agreement. In the event of non-performance by INSpire, if we need to provide a mechanism for transferring data from the INSpire system to a new claims system, we will work this out in the escrow agreement.

                                Any fixes or  maintenance of the systems to meet
                                this  warranty   shall  be  at  the  expense  of
                                INSpire.

                                ACM will pay for any upgrades or enhancements to the systems requested by it.

------------------------------- ------------------------------------------------
Network Support                 INSpire  will  manage all  network  connections
                                using   current   hardware  and  lines  between
                                INSpire  and  AGIA,   between   ACM's   current
                                offices,   and  within  the  current   offices.
                                Customer requested upgrades or changes to the current network configurations or hardware will be billed on an hourly basis. Network includes
                                Local Area Networks (LANs),  Wide Area Networks
                                (WANs),  hubs,  routers,  and T-1 connectivity.
                                Services provided include:

                                o        Fault management
                                o        Network monitoring and testing
                                o        Performance Management
                                o        Configuration Management
                                o        Provisioning Management
                                o        Security Management
                                o        Operations Management
                                o        Capacity Planning
------------------------------- ------------------------------------------------
Operations Support              INSpire will provide operation support
                                including:
                                o        Production Control and Monitoring
                                o        Back-up Scheduling, Control, and
                                         Resources
                                o        Nightly Cycle Print Operations
                                o        Off-Site back-up Storage
------------------------------- ------------------------------------------------
Server Support                  INSpire   will   proactively    manage
                                production servers and infrastructure  providing
                                a  high  level  of   application   availability.
                                INSpire will upgrade servers and storage to meet
                                ACM's growth.
                                Services Include:
                                o        System Support and Monitoring
                                o        Fault and Problem Management
                                o        Security Management
                                o        Change Management
------------------------------- ------------------------------------------------
System Back-up                  INSpire  will  back-up  the system on a
                                nightly  basis and provide  off-site  storage of
                                production  data.  INSpire will provide  restore
                                services if and when requested.
------------------------------- ------------------------------------------------
Desktop Support                 INSpire  will provide  on-site  desktop
                                support  in San  Diego  from  8AM - 5PM  Pacific
                                Time.  Sacramento  and Portland  support will be
                                handled using "hot spares" and "drop shipments."
                                Desktop    support    will   respond   to   user
                                connectivity,     hardware,     software,    and
                                configuration issues. Desktop support will also add or move desktop units at ACM's request.
                                INSpire will provide 110 moves, adds, or changes per year included in the base fee. All MACs over 110 will be billed to ACM at a fee of $93.50 per MAC. This charge is subject to a CPI increase after 2002.

------------------------------- ------------------------------------------------
Help Desk                       INSpire  will  provide  a  24x7  help  desk  to
                                service  ACM.  The help desk will log  problems
                                and  make  a  best  effort  to  resolve  basic,
                                recurring  problems with the user.  80% of help
                                desk calls will be answered in 60 seconds.  The
                                help desk will  ensure  that all  problems  are
                                addressed  promptly  and closed  only upon user
                                satisfaction.  Server and network problems will
                                receive critical level of attention. Based upon
                                our  contract  with   Lockheed,   INSpire  will
                                provide that 85% of time, the initial  response
                                to a help desk service call will occur within 2
                                hours.  70% of calls will be remedied within 24
                                hours.
------------------------------- ------------------------------------------------
E-mail                          Services  INSpire will provide ACM with an email
                                system and email server support.  Each user will
                                have  20 MG  of  storage  and  be  permitted  an
                                unlimited number of transactions. The capability
                                to  add  and  delete  user   accounts   will  be
                                delegated to a specified ACM representative.
------------------------------- ------------------------------------------------
Communications                  lines  INSpire  will  provide  phone  lines  and
                                internet access to ACM. INSpire will transfer to ACM the current 800 number used for Auto First
                                Notice of Loss. The number is 800-285-2524. Any local or long-distance charges will be treated as a pass-though expense. INSpire will provide
                                110 telephone moves, adds, or changes per year included in the base fee.

                                Any telephone MAC above 110 will be priced at $25 per MAC. This charge is subject to CPI.
------------------------------- ------------------------------------------------

Call Center Technology          Automated call distribution  services:  INSpire
Services                        will  provide  ACD  phone  services  that  will
                                enable ACM to operate  its own call center with
                                an appropriate phone loop. ACM will not require
                                call center staff services from INSpire.
------------------------------- ------------------------------------------------
MS Office Licenses              MS Office  licenses  for Excel,
                                Powerpoint  and Word,  are  included in the base
                                fee. Replacement software will be at the expense
                                of ACM.
------------------------------- ------------------------------------------------
Subrogation Software            INSpire will provide use of the Collect
                                One  software  as  part  of  the   comprehensive
                                service  agreement.  ACM will be provided access
                                for five users.  Any additional users above that
                                will cost $250/month.
------------------------------- ------------------------------------------------
Network Printers                INSpire   will   provide   5  Network
                                Printers.    Consumables:    Paper   and   toner
                                cartridges  will  be  at  the  expense  of  ACM.
                                Replacement  equipment will be at the expense of
                                ACM. If ACM desires to replace  this  equipment,
                                it will notify  INSpire and INSpire  will remove
                                the  equipment  within  48  hours.   Replacement
                                equipment will continue to be supported under the comprehensive agreement.

------------------------------- ------------------------------------------------
Copiers                         INSpire will  provide 2 copiers  (specifications
                                TBD).  Consumables:  Paper and toner  will be at
                                the expense of ACM.  Replacement  equipment will
                                be at the  expense  of ACM.  If ACM  desires  to
                                replace this  equipment,  it will notify INSpire
                                and INSpire will remove the equipment  within 48
                                hours. Replacement equipment will continue to be
                                supported under the comprehensive agreement.
------------------------------- ------------------------------------------------
Fax                             Line and Fax Machine  INSpire  will  provide one
                                phone  line and one fax  machine  (specification
                                TBD).  Consumables:  Paper and toner  will be at
                                the expense of ACM.  Replacement  equipment will
                                be at the  expense  of ACM.  If ACM  desires  to
                                replace this  equipment,  it will notify INSpire
                                and INSpire will remove the equipment  within 48
                                hours. Replacement equipment will continue to be
                                supported under the comprehensive agreement.
------------------------------- ------------------------------------------------
Workspace                       INSpire  will  provide a workspace in INSpire's
                                current  offices  in San  Diego,  Portland  and
                                Sacramento,     utilizing    currently    owned
                                furniture, in its current configuration, for 87
                                ACM  employees.  The  workspace  in  San  Diego
                                includes 12 contiguous  executive office suites
                                with  installed  computers and 69 cubicles with
                                computers and described software,  cabinets and
                                work  surfaces,  a chair,  and a phone.  In San
                                Diego,  INSpire will provide an  additional  21
                                cubicles with cabinets and work  surfaces,  but
                                without computers, software, chairs and phones.
                                Replacement equipment will be at the expense of
                                ACM. The  remaining 50 cubicles on site will be
                                removed  by INSpire  at its  expense.  When ACM
                                desires to replace any cubicles, it will notify
                                INSpire.  If  INSpire  fails to remove the item
                                within 48 hours, ACM may remove it. ACM, at its
                                expense,  can change the  configuration  of any
                                cubicle or  office,  including  the  removal or
                                addition  of  office  or  cubicle  walls.   Any
                                changes  will be  subject  to the  approval  of
                                INSpire,   which   will  not  be   unreasonably
                                withheld.

------------------------------- ------------------------------------------------
Desktop Technology              INSpire   will   provide   Desktop
                                Technology  in  INSpire's   existing   facility,
                                utilizing  currently  owned  equipment,  in  its
                                current   configuration.   The   typical   setup
                                consists  of a computer  (PII,  64K RAM),  a 15"
                                monitor,  keyboard,  mouse,  and  a  Windows  95
                                operating system.

                                Replacement equipment will be at the expense of ACM.

                                INSpire's technical direction is to move to a thin-client environment which should reduce ACM's expected replacement costs. At the point that INSpire is prepared to process ACM in that manner, INSpire must be allowed to configure ACM workstations to work in that environment. This should benefit ACM by extending the life of the desktop and reducing refresh costs.

                                If ACM desires to replace this equipment, it will notify INSpire and INSpire will remove the
                                equipment   within   48   hours.    Replacement
                                equipment will continue to be supported by under the comprehensive agreement.
------------------------------- ------------------------------------------------

                                 Schedule 2.4(b)
                      Twelve Month Written Premium Forecast

                  See attached.



YR 2002 Projections
 Auto Lines
                     Collected Premium
Program
#   State   Jan      Feb      March    April      May      June       July      Aug      Sept        Oct

12  CA   267,983   252,135   242,980   233,482   229,848   225,613   229,989   225,071   224,450   220,058
17  WA   183,750   187,950   191,646   196,755   199,644   202,187   195,223   192,194   191,343   190,526
19  AZ    67,500    62,813    51,666    48,507    46,437    43,982    43,513    39,682    37,825    36,179
21  CA   260,400   234,360   213,192   191,873   174,523   157,070   157,236   139,340   125,597   113,432
23  CA   375,000   318,750   270,938   230,297   195,752   166,389   166,384   135,452   114,472    97,237
28  GA     3,280     3,838     4,351     4,823     5,257     5,656     5,714     5,958     6,203     6,429
29  CA     6,000     7,770     9,398    10,897    12,275    13,543    13,689    14,544    15,361    16,115
37  OR   145,000   141,800   139,112   136,854   134,957   133,364   122,184   115,820   112,340   109,642
39  FL   175,000   131,250    98,438    73,828    55,371    41,528    17,677     8,337     2,664   (1,356)
44  TX   282,100   245,427   215,657   187,621   164,847   143,417   143,445   121,342   105,682    92,405
46  CA   294,000   276,360   259,778   244,192   229,540   215,768   216,930   201,985   189,780   178,389
59  CA    65,650    64,553    63,620    62,827    62,153    61,580    58,540    56,766    55,958    55,350
60  CA 4,730,000 4,351,600 4,003,472 3,716,678 3,419,344 3,145,796 3,161,613 2,875,291 2,650,481 2,445,972
60A CA    66,000   126,720   182,582   236,103   283,815   327,709   331,893   365,266   395,904   424,687
61  CA    15,000    13,500    12,150    10,935     9,842     8,857     8,911     7,858     7,060     6,354
62  AZ   208,000   187,200   170,586   153,527   139,881   125,892   125,820   111,358   100,215    90,364
62A AZ    20,000    38,000    54,878    69,640    83,950    96,055    93,089   101,486   108,896   115,574
63  OR   210,000   178,500   153,242   130,256   111,814    95,042    94,604    77,232    65,346    55,598
63A OR    40,000    74,000   103,929   128,740   151,312   169,415   148,919   158,646   166,736   173,629
64  WA   330,000   293,700   261,393   232,640   207,049   184,274   185,314   157,542   136,733   118,985
64A WA    55,000   103,950   147,516   186,289   220,797   251,509   240,314   249,450   258,542   268,066
71  CA   320,000   288,000   259,200   233,280   209,952   188,957   190,109   167,641   150,620   135,541
81  CA    56,376    56,614    56,078    56,631    56,341    56,129    39,872    37,131    36,076    35,447
86  CA   112,500   103,500    95,220    87,602    80,594    74,147    74,604    67,658    62,187    57,209
90  CA   126,000   110,880    97,574    85,865    75,562    66,494    66,817    57,176    50,171    44,139
91  CA   480,000   432,000   388,800   349,920   314,928   283,435   285,163   251,462   225,930   203,312
101 CA       350       658       929     1,518     2,035     2,491     2,490     2,767     3,011     3,225
 Safeway
               -         -         -       400       760     1,084     1,638     2,181     2,647     3,064

       8,894,889 8,285,826 7,748,323 7,301,978 6,878,578 6,487,385 6,421,696 5,946,637 5,602,231 5,295,573


TABLE CONTINUED

                     Collected Premium
Program
#   State       Nov        Dec          Total

12  CA      214,027     209,022       2,774,659
17  WA      187,168     181,823       2,300,210
19  AZ       34,600      33,222         545,927
21  CA      102,261      92,230       1,961,515
23  CA       82,647      70,250       2,223,569
28  GA        6,637       6,829          64,973
29  CA       16,808      17,446         153,847
37  OR      104,898      98,750       1,494,721
39  FL      (4,335)     (1,377)         597,025
44  TX       80,885      70,864       1,853,692
46  CA      167,686     157,625       2,632,032
59  CA       53,591      51,003         711,588
60  CA    2,257,948   2,084,970      38,843,164
60A CA      445,477     459,301       3,645,458
61  CA        5,718       5,146         111,332
62  AZ       81,292      73,147       1,567,283
62A AZ      119,409     120,993       1,021,968
63  OR       47,225      40,129       1,258,989
63A OR      174,250     170,335       1,659,912
64  WA      103,207      89,151       2,299,989
64A WA      271,680     270,447       2,523,560
71  CA      121,987     109,788       2,375,075
81  CA       33,535       30,990        551,218
86  CA       52,632       48,421        916,275
90  CA       38,842       34,181        853,702
91  CA      182,980     164,682       3,562,613
101 CA        3,414       3,580          26,469
 Safeway
              3,439       3,776          18,989

          4,989,908   4,696,727      78,549,752


                                  Schedule 2.6
                                   Facilities

A.       San Diego

INSpire will sublease to ACM the portion of the first floor currently occupied by the claims operation. The current square footage of the claims area is 17,000 square feet. INSpire will lease this area to ACM for $18.00 per square foot resulting in an annual lease expense of $306,000.

The specified area will be secured for ACM. The area has entry access from both the front of the building and the rear parking lot. Parking is located by the back entrance. ACM can designate or reserve spaces as desired.

There are 12 offices in the specified area. ACM can use extra offices for conference space requested. ACM may use the offices for any business purpose. INSpire will not provide access to its secured areas, but will provide reception services for ACM and access to a shared break- room.

INSpire will allow ACM to sublease the space it leases from INSpire subject to a right of first refusal. The lease will:

            o Require INSpire to keep the reception area in a neat and orderly condition
            o Allow ACM to prominently display its logo in the reception area subject to the approval of INSpire
            o     Allow ACM to display its logo on the outside of the building
            o     Allow ACM use of the break room as shared with INSpire
            o Provide janitorial, maintenance and services: ACM will receive the same or similar services to those currently provided within the building. The sub-lease will cover this in detail.
            o Require that ACM will pay for damages caused by its employees, other than ordinary wear and tear.
            o Require that prior to possession of the leased premises in San Diego by ACM, INSpire will shampoo all carpeting in the leased space, remove all items from all walls, interior and exterior office walls, and exterior cubicle walls, and repair any holes in walls created by such removal. This includes the removal of any bulletin boards, pictures, posters, awards, and all other items attached to any wall or outside cubicle wall, whether owned by INSpire or its employees.
         o Require that INSpire must present the leased space to ACM on the day of possession in a clean, orderly and maintained condition.

B.       Portland

Subject to the consent of the lessors, ACM will assume the INSpire lease in Portland, and relieve INSpire of any further obligations thereunder. The current annual lease rate is $27,540. INSpire Insurance shall assign the telephone lines, fax lines and phone numbers to ACM.

C.       Sacramento

Subject to the consent of the lessors, ACM will assume the INSpire lease in Sacramento, and relieve INSpire of any further obligations thereunder. The current annual lease rate is $72,900. INSpire Insurance shall assign the telephone lines, fax lines and phone numbers to ACM.

D.       Off-Site Storage

ACM will assume or terminate off-site storage in the following locations and relieve INSpire of any further related obligations thereto.

Sorrento Roselle  $1,899 per month
Mira Mesa         $1,600 per month
PS Business Park  $4,474 per month

                                  Schedule 2.7
                              Third Party Contracts


1.       Qestrel

The estimated monthly expense for services from Qestrel are $18,135.

2.       Mitchell Medical

The estimated monthly expense for services from Mitchell Medical are $7,500.

                                  Schedule 5.2
                     Service Levels and Performance Credits


Introduction

Service Levels define the minimum performance criteria, which can be measured and substantiated by historical record, to be met by INSpire in performing certain Services provided for in Agreement. The Service Levels are defined in Table A.

For the purposes of this Exhibit, the following definitions shall apply:

1. System Availability means the production system/subsystem availability as a percentage measurement determined by dividing actual minutes available for a system by the scheduled time available for use.

2.   Availability is calculated as follows:

     a. Actual uptime minutes/schedule uptime minutes minus Excusable Downtime minutes.

3. Excusable Downtime is defined as the aggregate number of minutes in any month during which any in scope production platform is not available for use by ACM due to:

     a. Scheduled Downtime - the scheduled hours in any given month, for which both Parties agree that a platform will not be available due to such things as preventive maintenance, system upgrades, and Initial Program Loads (IPLs). INSpire will make every effort to schedule such downtime in accordance with ACM's business processing needs.

     b.  Lost time for circumstances out of the control of INSpire.

     c. Failure of ACM to perform its obligations under the Agreement including actions or inactions by ACM.

4. Occurrence shall be defined as a single event that affected one or all Service Levels causing a Service Level Default.

5. Service Level Default shall be deemed to occur whenever INSpire's level of performance for a particular performance category fails to meet the monthly minimum percentage of availability.

6. Weighted Percentage will be the allocated percentage of the total at risk amount, as defined in Table A.

7. At Risk Amount is 5 percent of the total monthly base invoice charges which INSpire will pay for a total Service Level Defaults in that given month.

8. Reporting - Within twenty-five (25) days after each month's performance, INSpire shall provide a summary report to ACM that will include current month statistics and statistics on INSpire's average monthly performance (rolling 12 month period);

9. Earn Back Approach. INSpire shall have earn back opportunities with respect to Service Level Credits as follows:

     a. Within twenty-five (25) days after each Contract Year, INSpire shall provide a report to ACM that will include, with respect to each Service Level for which there was a Service Level Default during the preceding Contract Year, the following:

          o statistics on INSpire's average monthly performance during the preceding Contract Year;

          o    the average of INSpire's  average  monthly  performances  in that
               Service  Level  during  the  preceding   Contract  Year  ("Yearly
               Performance Average");

          o and the total amount of Service Level Credits imposed for Service Level Defaults.

     b. If, during the preceding Contract Year, INSpire achieved a Yearly Performance Average in a Service Level as set forth in Table A, that was greater than, or equal to, the expected Service Level in effect for such Service Level during the preceding year, INSpire shall be relieved from paying Service Level credit assessed during the preceding Contract Year for Service Level Defaults in that Service Level.

     c. If, during the preceding Contract Year, ACM deletes a Service Level, INSpire shall be relieved from paying Service Level credits assessed during the preceding Contract Year for Service Level Defaults in that Critical Service Level only if the deletion was effective during the preceding Contract Year.

     d. If the applicable Service Contract is terminated prior to the end of the Term, the foregoing process shall be undertaken with respect to the portion of the Contract Year during which the Agreement was in effect.

     e.  Contract  Year shall mean each 12-month  period  following the Signing
         Date.

The method for calculating a Service Level Default is an aggregate score of the total monthly available time (per the stated measurement window), less the downtime, as it is related to each Service Level Requirement. In situations where multiple Service Level Defaults occur from the same incident, ACM will have the right to select which Service Level is utilized for the penalty calculation. The following is the Service Level Default calculation to be utilized:

     (Monthly base invoice total x the At Risk Amount x Weighted Percentage)

A new Service Level can be created by first establishing a Service Objective. A Service Objective is a performance criteria, which cannot be substantiated but both parties wish to measure in order to establish a new Service Level. A specific Service Level will be defined and mutually accepted within six (6) months of establishing and measuring the Service Objective. Changes to the Service Level schedule shall be in accordance with Section 5.3 of the Agreement.

                       Table A. Service Level Requirements


Item No.      Service Level           Performance Tracking Metric                Service Level            Weighted Percentage
               Requirement
-------------------------------------------------------------------------------------------------------------------------------

   1     Application System      Monday - Friday                        98% availability                          25%
         Availability            0700 - 1800 (Pacific Time)
                                 Less Excusable Downtime.
-------------------------------------------------------------------------------------------------------------------------------
   2     Help Desk Average       Monday - Friday                        80% of all calls                          10%
         Speed of Answer         0700 - 1800 (Pacific Time)
                                 ACD Switch  statistics for the
                                 Lockheed  Martin shared customer
                                 service group.  Calls answered
                                 within 60 seconds.
-------------------------------------------------------------------------------------------------------------------------------
   3     Help Desk Abandon Rate  Monday - Friday                        <5% of all calls                          5%
                                 0700 - 1800 (Pacific Time)
                                 ACD Switch statistics for the
                                 Lockheed Martin shared customer
                                 service group, for calls abandoned
                                 after 30 seconds.
-------------------------------------------------------------------------------------------------------------------------------
   4     Desktop Problem         Monday - Friday                        85% of all reported desktop               10%
         Resolution Initiation   0800 - 1700 (Pacific Time)             problems
                                 2-hour  initial   response
                                 contact  with  the reporting
                                 user after problem ticket request for
                                 service  (as   documented   within
                                 the  Remedy problem tracking system).
-------------------------------------------------------------------------------------------------------------------------------
   5     Desktop Problem         Monday - Friday                        70% of all reported desktop               10%
         Resolution              0800 - 1700 (Pacific Time)             problems
                                 24-hour problem resolution (as         Resolution does not include
                                 documented within the Remedy problem   application problems which will
                                 tracking system), less Excusable       be prioritized by ACM to be
                                 Downtime.                              assigned to AGIA contracted
                                                                        resources.
-------------------------------------------------------------------------------------------------------------------------------
   6     Network Availability    Monday - Friday                        95% availability                          15%
                                 0700 - 1800 (Pacific Time)
                                 Less Excusable Downtime.
-------------------------------------------------------------------------------------------------------------------------------


   7     Communications          Monday - Friday                        98% availability                          15%
         Phone System and ACD    0700 - 1800 (Pacific Time)
         availability            Less Excusable Downtime.
-------------------------------------------------------------------------------------------------------------------------------
   8     Print Delivery          Monday - Friday                        95%                                       10%
                                 Nightly batch cycle output, delivered
                                 by 0800 local time next business,
                                 less Excusable Downtime.
-------------------------------------------------------------------------------------------------------------------------------


